As filed with the Securities and Exchange Commission on April 17, 2008.
Registration No. 333-137651

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

THOMSON REUTERS PLC
(Exact name of registrant as specified in its charter)

England and Wales	N/A
(State or other jurisdiction of incorporation	(I.R.S. Employer Identification No.)
or organization)

3 Times Square
New York, New York 10036, United States
(646) 223-4000
(Address of principal executive offices and zip code)

Reuters Group PLC Long-Term Incentive Plan 1997
Reuters Group PLC Discretionary Stock Option Plan, as amended
Reuters Group PLC International SAYE Share Option Plan 1997, as amended
Reuters Group PLC Restricted Share Plan, as amended
Reuters Group PLC Global Restricted Share Plan
Amended and Restated Reuters America Inc. Employee Stock Purchase Plan
(Full title of the plans)

Thomson Holdings Inc.
Attn: Deirdre Stanley, Executive Vice President and General Counsel
3 Times Square
New York, New York 10036, United States
(Name and address of agent for service)
(646) 223-4000
(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, or a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

PART I
PART II
Item 3. Incorporation of Documents by Reference
Item 4. Description of Securities
Item 5. Interests of Named Experts and Counsel
Item 6. Indemnification of Directors and Officers
Item 7. Exemption from Registration Claimed
Item 8. Exhibits
Item 9. Undertakings
SIGNATURES
EXHIBIT INDEX
EX-4.5: DISCRETIONARY STOCK OPTION PLAN, AS AMENDED
EX-4.6: INTERNATIONAL SAYE SHARE OPTION PLAN 1997, AS AMENDED
EX-4.7: RESTRICTED SHARE PLAN, AS AMENDED
EX-5.1: OPINION OF ALLEN & OVERY LLP
EX-23.1: CONSENT OF PRICEWATERHOUSECOOPERS LLP, TORONTO, CANADA FOR THOMSON
EX-23.2: CONSENT OF PRICEWATERHOUSECOOPERS LLP, LONDON, ENGLAND, FOR REUTERS

EXPLANATORY NOTE
     On April 17, 2008, The Thomson Corporation (“Thomson”), renamed Thomson Reuters Corporation as of April 17, 2008, acquired Reuters Group PLC (“Reuters”) by implementing a dual listed company (“DLC”) structure (the “Transaction”). Under the DLC structure, Thomson Reuters has two parent companies, both of which are publicly listed:
•	Thomson Reuters Corporation; and

•	Thomson Reuters PLC (the “Registrant” or “Thomson Reuters PLC”).
     Thomson Reuters PLC is the successor issuer to Reuters. As the successor issuer to Reuters, Thomson Reuters PLC ordinary shares have been deemed to be registered under Section 12(b) of the Exchange Act by operation of Rule 12g-3(c).
     To effect the Transaction, Reuters was indirectly acquired by a subsidiary of Thomson Reuters PLC through a scheme of arrangement under section 425 of the UK Companies Act (the “Reuters Scheme”). Under the Reuters Scheme, all of the issued and outstanding Reuters ordinary shares were cancelled, and Reuters shareholders were entitled to receive, for each Reuters ordinary share held, 352.5 pence in cash and 0.16 Thomson Reuters PLC ordinary shares.
     This Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 (File No. 333-137651 (the “Registration Statement”)), relates to (i) the Reuters Group PLC Long-Term Incentive Plan 1997, (ii) the Reuters Group PLC Discretionary Stock Option Plan, as amended, (iii) the Reuters Group PLC International SAYE Share Option Plan 1997, as amended, (iv) the Reuters Group PLC Restricted Share Plan, as amended, (v) the Reuters Group PLC Global Restricted Share Plan and (vi) the Amended and Restated Reuters America Inc. Employee Stock Purchase Plan is filed by Thomson Reuters PLC pursuant to Rule 414 under the Securities Act of 1933, as amended, to reflect: (x) that pursuant to the Transaction, Thomson Reuters PLC succeeded to the plans described herein and as set forth on the cover page hereto (collectively, the “Plans”) and adopts the Registration Statement as its own for all purposes under the Securities Act of 1933, as amended (the “Securities Act”), and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (y) to amend certain of the Plans to provide for the issuance of Thomson Reuters PLC ordinary shares and the cash consideration provided under the Reuters Scheme on substantially the same terms as provided in the Reuters Scheme to participants of the Plans upon the exercise of an option or award granted under the Plans following the closing of the Transaction and (z) to deregister all securities that were previously registered and have not been sold or otherwise issued under the Plans as of the date of filing of this Post-Effective Amendment No. 1.
          The contents of the Registration Statement is hereby incorporated by reference pursuant to General Instruction E to Form S-8.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
          The documents containing the information specified in Part I of Form S-8 will be sent or given to participants in the Plans as specified under Rule 428(b)(1) under the Securities Act. These documents are not required to be, and are not being, filed by Thomson Reuters PLC with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents, together with the documents incorporated by reference herein pursuant to Item 3 of Part II of this Registration Statement, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
          The following documents which have been previously filed by the Registrant with the Commission pursuant to the Exchange Act, are incorporated by reference into this Post Effective Amendment No. 1 and shall be deemed to be a part hereof:
•	Thomson Reuters PLC’s Annual Report on Form 20-F for the fiscal year ended December 31, 2007 filed with the Commission on April 17, 2008, which includes the description of its ordinary shares and a description of the American Depositary Shares, evidenced by American Depositary Receipts, representing its ordinary shares, and any amendments or reports filed for the purpose of updating such description.
          In addition, all other documents filed by the Registrant with the Commission pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this Registration Statement, and prior to the filing of a post-effective amendment to this Registration Statement, which indicates that all securities offered have been sold or which de-registers all securities then remaining unsold, and any Form 6-K during such period or portions thereof that are identified in such form as being incorporated by reference into this Registration Statement, shall be deemed to be incorporated into and made a part of this Registration Statement, from the date of filing of such documents (such documents, and the documents enumerated above, being hereinafter referred to collectively as the “Incorporated Documents”).
          Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statements so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.
          Not Applicable.
Item 5. Interests of Named Experts and Counsel.
          The validity of the Thomson Reuters PLC ordinary shares being registered hereunder will be passed upon by Allen & Overy LLP. As of the date of this Post-Effective Amendment No. 1, the partners and associates of Allen & Overy LLP owned beneficially, directly or indirectly, less than 1% of the outstanding securities of Thomson Reuters PLC.
Item 6. Indemnification of Directors and Officers.
          Thomson Reuters PLC’s directors are indemnified by it to the extent permitted by applicable laws and regulations.
          Under the UK Companies Act, a company may not directly or indirectly indemnify a director of a company in connection with any negligence, default, breach of duty or breach of trust by the director in relation to the company unless the indemnity constitutes a “qualifying third party indemnity provision”. An indemnity will be a “qualifying third party indemnity provision” for the purposes of the UK Companies Act, provided that it does not indemnify the director against any liability the director incurs:
•	to the company or to an associated company (an associated company is, in effect, a company in the same group);

•	to pay a criminal fine or a regulatory penalty;

•	in defending criminal proceedings in which the director is convicted;

•	in defending civil proceedings brought by the company, or an associated company, in which judgment is given against the director; or

•	in an unsuccessful application for relief from liability under the UK Companies Act.
          Thomson Reuters PLC maintains, at its expense, a directors’ and officers’ liability insurance policy that provides protection for its directors and officers against liability incurred by them in their capacities as such. This policy provides for a limit of at least $100 million for each claim and $100 million in the aggregate and there is no deductible for this coverage. The insurance applies in certain circumstances where Thomson Reuters PLC may not indemnify its directors and officers for their acts or omissions.
Item 7. Exemption from Registration Claimed.
          Not applicable.

Item 8. Exhibits.
          A list of exhibits included as part of this Post Effective Amendment No. 1 is set forth in the Exhibit Index to this Post Effective Amendment No. 1.
          In accordance with Item 8 of Form S-8, this Post Effective Amendment No. 1 does not include Exhibit 5 — Opinion regarding legality for ERISA plans as the Registrant undertakes that, as applicable, the ERISA plans and any amendments thereto have been or will be submitted to the Internal Revenue Service in a timely manner and all changes required by the Internal Revenue Service in order to qualify the ERISA plans under Section 401 of the Internal Revenue Code have been or will be made.
Item 9. Undertakings.
     (a) The undersigned Registrant hereby undertakes:
     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
     (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;
     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;
     Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.
     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     (4) If the Registrant is a foreign private issuer, to file a post-effective amendment to the Registration Statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering to throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided , that the Registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to Registration Statements of Form F-3, a post effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended that are incorporated by reference in the Form F-3.
     (5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:
     The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
     (i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);
     (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned registrant;
     (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and
     (iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES
          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment No. 1 on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to its Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 17th day of April 2008.

THOMSON REUTERS PLC
By:	/s/ Deirdre Stanley
	Name:	Deirdre Stanley
	Title:	Executive Vice President and General Counsel

POWER OF ATTORNEY
          Each person whose signature appears below constitutes and appoints Thomas H. Glocer, Robert D. Daleo and Deirdre Stanley, or any of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
          Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated and on this 17th day of April 2008:

Signature	Title

/s/ Thomas H. Glocer Thomas H. Glocer	Chief Executive Officer and Director (principal executive officer)

Executive Vice President and Chief Financial Officer (principal financial officer)
/s/ Robert D. Daleo Robert D. Daleo

Senior Vice President, Controller and Chief Accounting Officer (principal accounting officer)
/s/ Linda J. Walker Linda J. Walker

Chairman of the Board of Directors
/s/ David Thomson David Thomson

Signature	Title

Deputy Chairman of the Board of Directors
/s/ W. Geoffrey Beattie W. Geoffrey Beattie

Deputy Chairman of the Board of Directors
Niall FitzGerald

Director
/s/ Mary Cirillo Mary Cirillo

Director
/s/ Steven A. Denning Steven A. Denning

Director
Lawton Fitt

Director
/s/ Roger L. Martin Roger L. Martin

Director
Sir Deryck Maughan

Director
Kenneth Olisa

Director
Richard L. Olver

Director
/s/ Vance K. Opperman Vance K. Opperman

Director
/s/ John M. Thompson John M. Thompson

Director
/s/ Peter J. Thomson Peter J. Thomson

Director
/s/ John A. Tory John A. Tory

AUTHORIZED REPRESENTATIVE
     Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned has signed this Post-Effective Amendment No. 1 to the Registration Statement, solely in the capacity of the duly authorized representative of Thomson Reuters PLC in the United States, on this 17th day of April 2008.

THOMSON HOLDINGS INC.
By:	/s/ Deirdre Stanley
	Name:	Deirdre Stanley
	Title:	Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibit	Description

4.1	Thomson Reuters PLC Memorandum of Association (incorporated by reference to Exhibit 3.1 from the Thomson Reuters PLC annual report on Form 20-F dated April 17, 2008)

4.2	Thomson Reuters PLC Articles of Association (incorporated by reference to Exhibit 3.2 from the Thomson Reuters PLC annual report on Form 20-F dated April 17, 2008)

4.3	Deposit Agreement, dated as of April 17, 2008, by and among Thomson Reuters PLC, Deutsche Bank Trust Company Americas, as depositary (the “Depositary”), and all Holders and Beneficial Owners from time to time of American Depositary Shares evidenced by American Depositary Receipts issued thereunder (incorporated by reference to Exhibit 99.A to Thomson Reuters PLC’s Registration Statement on Form F-6 dated April 17, 2008)

4.4	Reuters Group PLC Long-Term Incentive Plan 1997 (incorporated by reference to Exhibit 4.11 to the Reuters Group PLC 2004 Annual Report on Form 20-F (File No. 333-08354) dated March 9, 2005)

*4.5	Reuters Group PLC Discretionary Stock Option Plan, as amended

*4.6	Reuters Group PLC International SAYE Share Option Plan 1997, as amended

*4.7	Reuters Group PLC Restricted Share Plan, as amended

4.8	Reuters Group PLC Global Restricted Share Plan (incorporated by reference to Exhibit 4.6 to the Reuters Group PLC Registration Statement on Form S-8 (File No. 333-137651) dated September 28, 2006)

4.9	Amended and Restated Reuters America Inc. Employee Stock Purchase Plan (incorporated by reference to Exhibit 4.8 to the Reuters Group PLC Registration Statement on Form S-8 (File No. 333-137651) dated September 28, 2006)

*5.1	Opinion of Allen & Overy LLP

*23.1	Consent of PricewaterhouseCoopers LLP, Toronto, Canada for Thomson

*23.2	Consent of PricewaterhouseCoopers LLP, London, England, for Reuters

*23.3	Consent of Allen & Overy LLP (included in Exhibit 5.1)

*24.1	Powers of Attorney (included on signature pages to this Registration Statement)

*	Filed herewith.